Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED

CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), as of July 9, 2015, (“Effective Date”) is made by and among WORLD OF JEANS & TOPS, a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A. Bank and Borrower entered into that certain Amended and Restated Credit Agreement dated as of May 3, 2012 (as amended, amended and restated, or otherwise modified from time to time to the date hereof, the “Agreement”), pursuant to which Bank agreed to extend credit to Borrower on the terms and conditions set forth in such Agreement.

B. Borrower also executed a certain Revolving Line of Credit Note (as amended, amended and restated, or otherwise modified from time to time to the date hereof, the “Note”) dated as of May 3, 2012, in favor of Bank in an initial principal amount of $25,000,000.

C. Borrower has requested that the Agreement be amended to provide for certain changes to Section 6.1(j) of the Agreement as set forth herein, and the Bank is willing to amend the Agreement on the terms and subject to the conditions set forth herein.

D. Borrower and Bank now desire to execute this Amendment to set forth their agreements with respect to the modifications to the Agreement.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Bank and Borrower hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment and not defined herein are defined in the Agreement.

SECTION 2. Amendments to Agreement. The Agreement is hereby amended as follows:

A. Events of Default. Section 6.1(j) of the Agreement is hereby amended and restated in its entirety as follows:

“(j) Tilly’s, Inc. shall cease to own and control 100% of the issued and outstanding capital stock of the Borrower, or, as to Tilly’s, Inc., (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than Hezy Shaked and Tialit Levine (and their respective heirs and executors, and trusts as to which they are settlors or trustees or other trusts to which such trusts are settlors) shall become the “beneficial owner” (as defined in Rules 13-d and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the equity interests of Tilly’s, Inc. entitled to vote for members of the board of directors of Tilly’s, Inc. on a fully-

diluted basis or (ii) during any period of 12 consecutive months, a majority of the members of the board of directors of Tilly’s, Inc. cease to be composed of individuals who either were members of such board on the first day of such period or whose election or nomination to such board was approved by individuals who at the time of such election or nomination constituted at least a majority of such board.”

SECTION 3. Representations and Warranties of Borrowers. Borrower represents and warrants to Bank that:

(a) It has the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with Borrower’s organizational documents;

(b) This Amendment, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(c) All representations and warranties contained in the Agreement and the other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on and as of the Effective Date (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and accurate on and as of such earlier date));

(d) Borrower’s obligations under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Agreement or any of the other Loan Documents;

(e) As of the Effective Date, to Borrower’s knowledge, it has no offsets or defenses against the payment of any of the obligations under the Loan Documents;

(f) No law, regulation, order, judgment or decree of any Governmental Authority exists, and no action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the financings hereunder or (B) the consummation of the transactions contemplated pursuant to the terms of this Amendment, the Agreement, the Note, or the other Loan Documents or (ii) has or would reasonably be expected to have a material adverse effect on the Borrower; and

(g) No Default or Event of Default exists or has occurred and is continuing on and as of the Effective Date and after giving effect hereto.

SECTION 4. Miscellaneous.

A. Reference to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement” and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

B. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

C. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

D. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature to this Amendment.

E. Entire Agreement. This Amendment and the Note constitute the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, concerning said subject matter.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Borrower and Bank have caused this Amendment to be signed by their duly authorized representatives as of the day and year first above written.

WORLD OF JEANS & TOPS		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mike Henry	By:	/s/ Mark Magdaleno

Name:	Mike Henry	Name:	Mark Magdaleno

Title:	Chief Financial Officer	Title:	Senior Vice President